UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On March 17, 2020, PennyMac Financial Services, Inc. (the “Company”) provided an update on its expected financial performance for the quarter ending March 31, 2020.  The Company expects to report earnings per share in the range of $3.50 to $4.50 for the quarter ending March 31, 2020, compared with $4.89 for the year ended December 31, 2019.  The Company expects record quarterly results from its Production segment, driven by significantly elevated production volumes and margins across all three of its production channels, and from its Servicing segment, driven by hedging gains that are expected to exceed the fair value loss on its mortgage servicing rights.  The Company also reiterates the strength of its liquidity and capital position as more fully described in the slide presentation posted on the “Presentations” section of the Company’s Investor Relations website at http://www.ir.pennymacfinancial.com and furnished on Form 8-K on March 16, 2020.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

The estimates set forth above are based solely on currently available information, which is subject to change.  The discussion above constitutes forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward‑looking information, and our actual results and performance could differ materially from those set forth in the forward‑looking statements due to a variety of factors including: changes in macroeconomic and U.S. real estate market conditions; our ability to manage third-party service providers and vendors and their compliance with laws, regulations and investor requirements; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (“PMT”) as a significant source of financing for, and revenue related to, our mortgage banking business; our obligation to indemnify third‑party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our exposure to counterparties that are unwilling or unable to honor contractual obligations, including their obligation to indemnify us or repurchase defective mortgage loans; our ability to realize the anticipated benefit of potential future acquisitions of mortgage servicing rights (“MSRs”); our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and PMT; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or expansion of existing business activities; our ability to detect misconduct and fraud; our ability to effectively deploy new information technology applications and infrastructure; our ability to mitigate cybersecurity risks and cyber incidents; our exposure to risks of loss resulting from adverse weather conditions, man-made or natural disasters, the effects of climate change, or other events; and our organizational structure and certain requirements in our charter documents. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company’s Investor Relations website. In addition, any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of the date hereof. The Company undertakes no obligation to update these statements as a result of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: March 17, 2020	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer